SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

BENTHOS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BENTHOS, INC.

Notice of Annual Meeting of Stockholders

Monday, March 7, 2005

10:00 a.m.

To Benthos Stockholders:

The Annual Meeting of Stockholders of Benthos, Inc. will be held on Monday, March 7, 2005 at 10:00 a.m., local time, at the Holiday Inn, 291 Jones Road, Falmouth, Massachusetts, for the following purposes:

1.	To elect two Class III members of the Board of Directors of the Company to serve until the 2008 Annual Meeting of Stockholders and until their successors are duly elected.

2.	To consider and act upon a proposal to approve the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the 2005 fiscal year.

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on January 31, 2005 are entitled to notice of and to vote at this meeting.

By Order of the Board of Directors

John T. Lynch, Secretary

North Falmouth, Massachusetts

February 4, 2005

IMPORTANT

It is important that your shares be represented at the meeting. Accordingly, whether or not you expect to attend the meeting, please sign, date and promptly return the attached proxy in the enclosed envelope.

49 Edgerton Drive, North Falmouth, Massachusetts 02556-2826 USA

Tel: 508-563-1000 Fax: 508-563-6444

www.benthos.com

BENTHOS, INC.

PROXY STATEMENT

Annual Meeting of Stockholders

March 7, 2005

This proxy statement and the accompanying Notice of Annual Meeting of Stockholders is furnished to stockholders of Benthos, Inc., a Massachusetts corporation (the “Company”), in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on March 7, 2005 at the time and place set forth in the accompanying notice and at any and all adjournments thereof. The approximate date on which this proxy statement and accompanying proxy form are being sent to stockholders is February 4, 2005.

INFORMATION AS TO VOTING SECURITIES

Only stockholders of record at the close of business on January 31, 2005 (the “record date”) will be entitled to vote at the meeting. On that date, the Company had outstanding and entitled to vote 1,402,977 shares of Common Stock. Each share of Common Stock outstanding on the record date is entitled to one vote. Under the Company’s By-laws, the presence in person or by proxy of a majority in interest of all shares of Common Stock issued, outstanding and entitled to vote at the meeting shall constitute a quorum. When a quorum is present, a director may be elected by a plurality of the votes properly cast. The approval of the appointment of the auditors will require the favorable vote of a majority of the votes properly cast. Votes withheld from any nominee for election as a director, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence of a quorum for the meeting, but will not be counted as votes cast on a particular proposal. Therefore, abstentions and broker “non-votes” will be counted toward a quorum, but will have no effect on the voting on any proposal which requires the affirmative vote of a certain percentage of or a plurality of the votes cast on the proposal. Broker “non-votes” occur when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Usually, this would occur when brokers holding stock in “street name” have not received any instructions from clients, in which case the brokers (as holders of record) are permitted to vote on “routine” proposals but not on non-routine matters. Missing votes on non-routine matters are “broker non-votes.” The election of directors and auditors are considered routine matters.

PROXY SOLICITATION

The expenses of solicitation of proxies will be borne by the Company. It is expected that the solicitation will be made primarily by mail, but officers and employees of the Company may also solicit proxies by telephone, fax and in person. Arrangements will be made to furnish copies of proxy materials to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of the Company’s Common Stock. Stockholders eligible to vote may vote by signing and mailing the enclosed proxy card.

The Company’s principal executive offices are at 49 Edgerton Drive, North Falmouth, Massachusetts 02556-2826.

Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time before its exercise. It may be revoked by filing with the Secretary of the Company an instrument of revocation or by delivering a proxy bearing a later date. It may also be revoked by attendance at the meeting and election to vote in person.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The current directors and executive officers of the Company are as follows:

Name	Age	Position
Samuel O. Raymond	76	Chairman Emeritus of the Board of Directors and Director of Research

Ronald L. Marsiglio	58	President, Chief Executive Officer and Director

Stephen D. Fantone	51	Chairman of the Board of Directors

A. Theodore Mollegen, Jr.	67	Director

Gary K. Willis	59	Director

Arthur L. Fatum	52	Director

Francis E. Dunne, Jr.	58	Vice President, Chief Financial Officer and Treasurer

James R. Kearbey	41	Vice President, General Manager, Package Inspection Systems Division

Francois Leroy	42	Vice President, Sales and Marketing, Undersea Systems Division

Richard B. Martin	47	Director of Purchasing and Production

The Company’s Board of Directors is classified into three classes, with the members of the respective classes serving for staggered three-year terms. Class I, consisting of Messrs. Marsiglio and Willis, is eligible for re-election at the 2006 annual meeting; Class II, consisting of Mr. Mollegen and Dr. Fantone, is eligible for re-election at the 2007 annual meeting; Class III, consisting of Messrs. Raymond and Fatum, is eligible for re-election at the 2005 annual meeting. Officers of the Company serve at the pleasure of the Board of Directors.

The following information is provided with respect to the business experience of each director and executive officer of the Company:

Mr. Raymond founded the Company in 1962 and served as its President for twenty years. He previously served as Chairman of the Board from 1965-1982 and from 1989 to January 1997. Mr. Raymond most recently served as the President and Chief Executive Officer of the Company from June 1995 to April 1996. Mr. Raymond has served as a director of the Company since 1965. In January 1997, Mr. Raymond was elected as Chairman Emeritus of the Board of Directors and Director of Research of the Company. Mr. Raymond has a B.S. in Mechanical Engineering from M.I.T., holds nine U.S. patents, and is the author of several technical papers on undersea technology. He was instrumental in the development and marketing of many of the Company’s original products in both the Company’s Undersea Systems Division and the Package Inspection Systems Division.

Mr. Marsiglio has served as President, Chief Executive Officer and a director of the Company since May 21, 2001. Prior to joining the Company he was President and Chief Executive Officer of VDO North America (1998-2001), a division of Mannesmann VDO, a global automotive parts supplier. From 1975 to 1998, Mr. Marsiglio was employed by Philips Electronics. During those years he held various positions in consumer electronics including Senior Vice President and General Manager of the Philips/Magnavox television business in North America. His most recent position with Philips was President and Chief Executive Officer of Philips Automotive Electronics before it was sold to Mannesmann VDO in 1998. Mr. Marsiglio has a BSEE from the University of Illinois and an M.B.A. from Loyola University in Chicago.

Dr. Fantone became a director of the Company in March 1995 and was elected Chairman of the Board of Directors in January 1997. Since 1982, he has been President and Chief Executive Officer of Optikos Corporation, an optical engineering firm that he founded and which specializes in the design and manufacture of optical products and instrumentation and optical test equipment. He has B.S. degrees in Electrical Engineering and Management from M.I.T. and a Ph.D. in Optics from the Institute of Optics at the University of Rochester.

Dr. Fantone has been awarded sixty U.S. patents and is the author of numerous technical papers and articles on optical technology. He is also currently a Senior Lecturer in the Mechanical Engineering Department at M.I.T., a Trustee of the Sea Education Association, and Treasurer of the Optical Society of America. From January to May 2001, Dr. Fantone served as President and Chief Executive Officer of the Company on an interim basis.

Mr. Mollegen has served as a director of the Company since 1985. He is the President and Chief Executive Officer of Allied Resources Corporation, a company which provides engineering, technical training, and safety management services to industrial firms. Before founding Allied Resources in 1993, Mr. Mollegen was for sixteen years Chief Executive Officer of Analysis & Technology, Inc., a provider of engineering and technical services to the U.S. Navy. He is a member of the Arts and Technology Advisory Council for Connecticut College, and a member of the Advisory Committee of the Connecticut Small Business Development Center, an agency jointly sponsored by the University of Connecticut Graduate School of Business and the U.S. Small Business Administration. Mr. Mollegen has a B.E. in Electrical Engineering from Yale University and is the author of over 90 technical papers and reports on undersea topics. He is also a member of the national board of directors (Executive Council) of the U.S. Episcopal Church.

Mr. Willis has been a director of the Company since 1998. In November 2000, Mr. Willis retired from Zygo Corporation, a supplier of high precision yield improvement and metrology systems, where since November 1998, he had been Chairman of the Board of Directors. Mr. Willis had also served as a director of Zygo Corporation since February 1992 and as President (1992-1999) and Chief Executive Officer (1993-1999) of that corporation. Before joining Zygo, he was the Chairman, President and Chief Executive Officer of The Foxboro Company, a manufacturer of process control instruments and systems. Mr. Willis is also a director of Rofin-Sinar Technologies, Inc. (industrial laser systems), Plug Power Inc. (commercial and residential fuel cells), and Middlesex Health Services, Inc., a Connecticut-based health care provider. Mr. Willis has a B.S. in Mechanical Engineering from Worcester Polytechnic Institute.

Mr. Fatum has been a director of the Company since January 6, 2000. From September 2003 to January 2004, he was Chief Financial Officer of MediaLive International, Inc., a leading global producer of technology events, conferences, and related media and services. From April 2002 to August 2003, he was Chief Corporate Officer of CNET Networks, Inc., a global Internet media company specializing in technology information. From October 2000 to December 2002, he was also President of CNET Networks International Media, a division of CNET Networks, Inc. From July 2000 to October 2000, he was Executive Vice President and Chief Financial Officer of ZDNet, Inc., a global Internet media company acquired by CNET in October 2000. From November 1998 to June 2000, he was Vice President and Chief Financial Officer of PictureTel Corporation (a company engaged in the development, manufacture and support of video conferencing and visual and audio collaboration solutions). Mr. Fatum has also held senior management positions with General Electric Company and Dun & Bradstreet Corporation. Mr. Fatum has a B.S. in mathematics from State University of New York and is a graduate of GE Management Development Institute.

Mr. Dunne has been Treasurer and Chief Financial Officer of the Company since 1997 and Vice President since January 2000. Before joining the Company, he was Chief Financial Officer of Kinney Vacuum Company, then an operating division of General Signal Corporation (1993-1996). Kinney Vacuum Company is a manufacturer of industrial vacuum pumps and pump systems for the food packaging, chemical and pharmaceutical, heat treating, automotive, and other industries. Mr. Dunne has a B.S. degree in Accounting from St. John’s University, an M.B.A. in Finance from Long Island University, and is a Certified Public Accountant.

Mr. Kearbey was appointed as Vice President and General Manager of the Company’s Package Inspection Systems Division on December 1, 2000. Before this appointment, Mr. Kearbey was General Manager of the Package Inspection Systems Division from 1998 to 2000 and Western Regional Sales Manager for the Package Inspection Systems Division from 1996 to 1998. Before joining the Company, he was the National Sales Manager at Sasib Packaging Systems, a manufacturer of packaging equipment for the food industry (1994-1996). Mr. Kearbey holds a B.A. degree from National Louis University and an M.B.A. from Keller Graduate School of Management.

Mr. Leroy was appointed as Vice President, Sales and Marketing of the Company’s Undersea Systems Division on April 10, 2003. Before this appointment, Mr. Leroy was Vice President, Finance and Sales of Triton Elics International, Inc. (TEI) located in Watsonville, California from 1996 to 2003. TEI is a software developer and system integrator for data acquisition and image processing systems for oceanographic survey, oil and gas exploration and military applications. Mr. Leroy holds a degree in International Business and Finance from EPSCI in Paris.

Mr. Martin has served as Director of Purchasing and Production since February 2002. From July 2001 to February 2002, he was the Materials Manager for Pacific Scientific, a division of the Danaher Motion Group of the Danaher Corporation, a manufacturer of electronic controls for servo motors for the printed circuit board assembly industry. From 1999 to 2001, Mr. Martin was the Materials Manager for C&K Components in Watertown, Massachusetts. C&K is a division of ITT Industries and is a manufacturer of electronic and micro switching devices. From 1996 to 1999, Mr. Martin served as the Unit Manager of Materials and Logistics for Greenfield Industries, a division of Kennametal Industries located in South Deerfield, Massachusetts. The Deerfield operation manufactured and distributed metal cutting tools to both industrial and retail customers. Mr. Martin attended the United States Coast Guard Academy for two years and holds a B.S. in Business Administration from Rochester Institute of Technology in Rochester, N.Y.

There are no family relationships among the directors or executive officers of the Company.

Board and Committee Meetings

Six meetings of the Board of Directors were held during the fiscal year ended September 30, 2004.

The Audit Committee is a committee of the Board of Directors which reviews and discusses the plan for and the results of the annual audit with the Company’s independent registered public accounting firm and approves non-audit services provided by them. The Audit Committee also reviews the Company’s internal control and accounting system. In addition, the committee makes recommendations to the Board concerning the selection of the independent registered public accounting firm. The present members of the Committee, which met four times during the past fiscal year, are Messrs. Fatum, Mollegen and Willis. The Board has determined that Mr. Fatum qualifies as an “audit committee financial expert” in accordance with the applicable rules of the Securities and Exchange Commission.

The ESOP Committee is appointed by the Board of Directors and administers the Company’s Employee Stock Ownership Plan. Mr. Mollegen is the sole current member of the ESOP Committee. There was one meeting of the ESOP Committee during the past fiscal year.

The Compensation and Stock Option Plan Committee (the “Compensation Committee”) is a committee of the Board of Directors which establishes the compensation of senior officers and grants options under the Company’s employee stock option plan. The current members of the Compensation Committee are Messrs. Mollegen, Fatum and Willis. The committee met formally four times during the past fiscal year and also conducted business by e-mail, facsimile and telephone.

The Board of Directors serves as the Company’s Nominating Committee. In the view of the Board of Directors, it is not necessary that the Company have a standing nominating committee because it believes that all of the directors of the Company should have the ability to participate in the process of nominating candidates for election as directors. A majority of the Board of Directors is independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers (“NASD”) listing standards.

All directors attended at least 75% of the meetings of the Board of Directors and the committees of which they were members during the fiscal year ended September 30, 2004.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed of Messrs. Fatum, Mollegen and Willis, each of whom is “independent,” as defined in Rule 4200(a)(15) of the NASD listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is annexed as Appendix A. The Company will become subject to the new listing standards adopted by the NASD effective July 31, 2005 and expects to revise its Audit Committee charter and other corporate governance procedures by that date. The Audit Committee recommends to the Board of Directors the selection of the Company’s independent registered public accounting firm.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements for the fiscal year ended September 30, 2004 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended September 30, 2004 filed with the Securities and Exchange Commission.

Audit Committee

Arthur L. Fatum

A. Theodore Mollegen, Jr.

Gary K. Willis

The following table summarizes the fees of BDO Seidman, LLP, the Company’s independent registered public accounting firm, billed to the Company during each of the last two fiscal years for audit services and other services.

Fee Category	FY 2003	FY 2004
Audit Fees (1)	$76,000	$73,000
Audit Related Fees (2)	5,055	3,960
Tax Fees (3)	15,950	13,500
All Other Fees (4)	-0-	-0-

(1)	Audit fees consist of fees for professional services for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Forms 10-QSB and services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years. The aggregate fee amounts do not include out-of-pocket expenses of $4,765 and $6,095 for FY 2003 and FY 2004, respectively.
(2)

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” These services relate to the review of accounting matters. The Audit Committee approved 100% of these fees for fiscal 2004 and 50.5% of said fees for fiscal 2003 under its pre-approval policies and procedures.

(3)	Tax fees consist of fees rendered for tax compliance, tax advice and tax planning. These services include preparation of tax returns, estimated tax payments and general corporate tax advice. The Audit Committee approved 100% of these fees for fiscal 2004 and 95.6% of said fees for fiscal 2003 under its pre-approval policies and procedures.
(4)	All other fees consist of fees for products and services provided by the independent registered public accounting firm other than “Audit Fees,” “Audit Related Fees,” and “Tax Fees.”

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services to be performed by the independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specific types of services that are expected to be provided by the independent registered public accounting firm during the next twelve months. Any such pre-approval is detailed as to the particular services to be provided and is also subject to a maximum dollar amount.

The Audit Committee’s practice is to consider for approval, at its regularly scheduled quarterly meetings, all audit and non-audit services proposed to be provided by its independent registered public accounting firm. In situations where a matter cannot wait until the next regularly scheduled committee meeting, the chairman of the committee has been delegated authority to consider and, if appropriate, approve audit and non-audit services or, if in the chairman’s judgment it is appropriate, to call a special meeting of the committee for that purpose.

Director Candidates

In the event of a vacancy on the Board of Directors, the process followed by the Board to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Board of Directors evaluates the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, experience, diligence, absence of conflicts of interest and the ability to act in the interests of all stockholders. The Board does not assign specific weights to particular criteria and no particular criterion is a prerequisite for a prospective nominee. The Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will best allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s common stock for at least a year as of the date such recommendation is made, to the Secretary, Benthos, Inc., 49 Edgerton Drive, North Falmouth, Massachusetts 02556-2826. Assuming that appropriate biographical and background material has been provided on a timely basis, the Board will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates recommended by the Board or others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the management proxy card for the next annual meeting.

Stockholders also have the right under the Company’s By-laws to directly nominate director candidates, without any action or recommendation on the part of the Board, by following the procedures set forth under

“Stockholder Proposals” herein. Candidates nominated by stockholders in accordance with those procedures will not be included in the management proxy card for the next annual meeting.

Stockholder Communications to the Board of Directors

The Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the Board of Directors, Dr. Fantone, with the assistance of the Company’s general counsel, is primarily responsible for monitoring communications from stockholders and providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman, with the assistance of the Company’s general counsel, considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to Stephen D. Fantone, Chairman, Benthos, Inc., 49 Edgerton Drive, North Falmouth, Massachusetts 02556-2826.

PRINCIPAL HOLDERS OF VOTING SECURITIES AND

SECURITY OWNERSHIP OF MANAGEMENT

The following information is furnished as of January 7, 2005 with respect to the beneficial ownership of shares of Common Stock of the Company by all directors, each executive officer of the Company named in the compensation table below, all of the directors and executive officers of the Company as a group and all persons known to be the beneficial owners of more than five percent of such outstanding stock. Unless otherwise indicated, each of the persons named below held sole voting and investment power over the shares listed below as of said date.

In accordance with the rules of the Securities and Exchange Commission, shares which an individual has the right to acquire pursuant to stock options which are exercisable within sixty days are considered to be beneficially owned and, for purposes of calculating the percentage ownership of stock for an individual who holds exercisable stock options, such shares are also considered to be outstanding. Reference should be made to the footnotes below for further information as to each individual listed.

Name and Address (1)	Shares Beneficially Owned		Percent of Outstanding Common Stock
Samuel O. Raymond	157,299	(2)	11.2%
Ronald K. Church 1996 Trust	128,250		9.1%
Athena Capital Management, Inc.	127,768		9.1%
Frank V. Jr. and Lynne Wisneski	75,746	(3)	5.4%
Banknorth, N.A., Trustee of the Benthos, Inc. Employee Stock Ownership Plan (“ESOP”)(4)	34,812		2.5%
Stephen D. Fantone	101,500	(5)	7.0%
Ronald L. Marsiglio	109,001	(6)	7.2%
A. Theodore Mollegen, Jr.	29,000	(7)	2.0%
Gary K. Willis	39,000	(8)	2.7%
Arthur L. Fatum	37,500	(9)	2.6%
Francis E. Dunne, Jr.	44,808	(10)	3.1%
James R. Kearbey	19,275	(11)	1.4%
Richard B. Martin	2,000	(12)	0.1%
Francois Leroy	4,500	(13)	0.3%
All directors and officers as a group (10 persons)	543,883	(14)	32.3%

(1)	Except as set forth below, the address of each of the individuals set forth in the table is c/o Benthos, Inc., 49 Edgerton Drive, North Falmouth, Massachusetts 02556-2826. The address of the Ronald K. Church 1996 Trust is 46 Riddle Hill Road, Falmouth, Massachusetts 02540. The address of Athena Capital Management, Inc. is 4 Tower Bridge, 200 Barr Harbor Drive West, Conshohocken, Pennsylvania 19428. The address of Frank V. Wisneski, Jr. and Lynne Wisnewski is 200 Powder Point Avenue, Duxbury, Massachusetts 02332. The address of Banknorth, N.A. is P. O. Box 1180, South Yarmouth, Massachusetts 02664.
(2)	Includes 2,725 shares owned by the Company’s ESOP, over which Mr. Raymond has sole voting power. Also includes 1,109 shares owned by Mr. Raymond’s wife and 27,738 shares owned by Mr. Raymond’s children, as to which shares Mr. Raymond disclaims beneficial ownership.
(3)	Includes shares owned by Mr. and Mrs. Wisneski as reported on Schedule 13G filed with the Securities and Exchange Commission on or about February 2, 2004.
(4)	Pursuant to the terms of the ESOP, plan participants are entitled to direct the Trustee as to the manner in which all shares allocated to such participants’ accounts are to be voted.
(5)	Includes 35,000 shares which Dr. Fantone has the right to acquire through the exercise of a stock option for 35,000 shares granted October 29, 1999, 15,000 shares which he has the right to acquire through the exercise of a stock option for 15,000 shares granted January 25, 2002, 1,000 shares which he has the right to acquire through the exercise of a stock option for 1,500 shares granted January 23, 2003, and 500 shares which he has the right to acquire through the exercise of a stock option for 1,500 shares granted March 8, 2004.
(6)	Includes 93,750 shares which Mr. Marsiglio has the right to acquire through the exercise of a stock option for 100,000 shares granted May 21, 2001, 10,000 shares which he has the right to acquire through the exercise of a stock option for 20,000 shares granted November 19, 2002, 1,250 shares which he has the right to acquire through the exercise of a stock option for 5,000 shares granted November 6, 2003, and one share owned by the Company’s ESOP, over which Mr. Marsiglio has sole voting power.
(7)	Includes 15,000 shares which Mr. Mollegen has the right to acquire through the exercise of a stock option for 15,000 shares granted on April 3, 1998, 2,000 shares which he has the right to acquire through the exercise of a stock option for 2,000 shares granted January 25, 2002, 1,000 shares which he has the right to acquire through the exercise of a stock option for 1,500 shares granted January 23, 2003, and 500 shares which he has the right to acquire through the exercise of a stock option for 1,500 shares granted March 8, 2004.
(8)	Includes 15,000 shares which Mr. Willis has the right to acquire through the exercise of a stock option for 15,000 shares granted on January 23, 1998, 7,500 shares which he has the right to acquire through the exercise of a stock option for 7,500 shares granted January 25, 2002, 1,000 shares which he has the right to acquire through the exercise of a stock option for 1,500 shares granted January 23, 2003, and 500 shares which he has the right to acquire through the exercise of a stock option for 1,500 shares granted March 8, 2004.
(9)	Includes 15,000 shares which Mr. Fatum has the right to acquire through the exercise of a stock option for 15,000 shares granted on January 6, 2000, 2,000 shares which he has the right to acquire through the exercise of a stock option for 2,000 shares granted January 25, 2002, 1,000 shares which he has the right to acquire through the exercise of a stock option for 1,500 shares granted January 23, 2003, and 500 shares which he has the right to acquire through the exercise of a stock option for 1,500 shares granted March 8, 2004.
(10)	Includes 15,000 shares which Mr. Dunne has the right to acquire through the exercise of a stock option for 15,000 shares granted January 24, 1997, 5,000 shares which he has the right to acquire through the exercise of a stock option for 5,000 shares granted on January 22, 1999, 10,000 shares which he has the right to acquire through the exercise of a stock option for 10,000 shares granted January 27, 2000, 5,250 shares which he has the right to acquire through the exercise of a stock option for 7,000 shares granted January 25, 2002, 5,000 shares which he has the right to acquire through the exercise of a stock option for 10,000 shares granted November 19, 2002, 750 shares which he has the right to acquire through the exercise of a stock option for 3,000 shares granted November 6, 2003, and 808 shares owned by the Company’s ESOP, over which Mr. Dunne has sole voting power.

(11)	Consists of 2,250 shares which Mr. Kearbey has the right to acquire through the exercise of a stock option for 2,250 shares granted October 18, 1996, 10,000 shares which he has the right to acquire through the exercise of a stock option for 10,000 shares granted January 22, 1999, 1,851 shares which he has the right to acquire through the exercise of a stock option for 5,000 shares granted January 25, 2002, and 3,750 shares which he has the right to acquire through the exercise of a stock option for 7,500 shares granted November 19, 2002, 750 shares which he has the right to acquire through the exercise of a stock option for 3,000 shares granted November 6, 2003, and 674 shares owned by the Company’s ESOP, over which Mr. Kearbey has sole voting power.
(12)	Consists of 1,500 shares which Mr. Martin has the right to acquire through the exercise of a stock option for 2,000 shares granted on February 15, 2002, and 500 shares which he has the right to acquire through the exercise of a stock option for 2,000 shares granted November 6, 2003.
(13)	Consists of 3,750 shares which Mr. Leroy has the right to acquire through the exercise of a stock option for 15,000 shares granted on April 15, 2003, and 750 shares which he has the right to acquire through the exercise of a stock option for 3,000 shares granted November 6, 2003.
(14)	Includes an aggregate of 283,601 shares that the directors and officers have the right to acquire through the exercise of stock options.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by the Company for the Company’s last three fiscal years to the only person who served as the Company’s chief executive officer during the Company’s fiscal year ended September 30, 2004 and the only other executive officers who received an annual salary and bonus exceeding $100,000 during that fiscal year.

Name and Principal Position	Fiscal Year	Annual Compensation		Shares Underlying Options Granted	All Other Compensation
		Salary	Bonus
Ronald L. Marsiglio, President and Chief Executive Officer	2004 2003 2002	$250,000 250,000 250,000	$72,400 25,000 12,500	5,000 20,000 —	$8,281 7,212 42,071	(4)

Francis E. Dunne, Jr., Vice President, Chief Financial Officer and Treasurer	2004 2003 2002	170,000 166,135 150,577	26,962 17,500 7,750	3,000 10,000 7,000	7,446 4,787 4,201

James R. Kearbey, Vice President, General Manager, Package Inspection Systems Division	2004 2003 2002	136,000 134,454 130,000	15,093 12,500 10,000	3,000 7,500 5,000	5,223 3,947 3,913

Francois Leroy, Vice President, Sales and Marketing Undersea Systems Division (1)	2004 2003	134,996 61,000	40,000 16,250	3,000 15,000	2,324 17,500	(4)

Richard B. Martin, Director of Purchasing and Production (2)	2004 2003 2002	112,000 110,196 66,635	11,872 9,000 7,000	2,000 5,000 2,000	2,163 — —

All directors and officers as a group (3)	2004 2003 2002	933,150 948,202 879,217	166,327 116,130 53,250	24,000 76,000 47,500	141,188 173,785 190,100

(1)	Mr. Leroy has served as Vice President, Sales and Marketing, Undersea Systems Division, since April 10, 2003.
(2)	Mr. Martin has served as Director of Purchasing and Production since February 11, 2002.

(3)	Consisted of thirteen persons for fiscal 2002, twelve persons for fiscal 2003, and eleven persons for fiscal 2004.
(4)	Includes moving and relocation expenses.

Stock Option Tables

The following table sets forth information concerning grants of stock options during the Company’s fiscal year ended September 30, 2004 to the executive officers named in the table above.

Name and Principal Position	Number of Shares Underlying Option	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date
Ronald L. Marsiglio, President and Chief Executive Officer,	5,000	13.9%	$5.84	11/6/2013
Francis E. Dunne, Jr., Vice President, Chief Financial Officer and Treasurer	3,000	8.3%	5.84	11/6/2013
James R. Kearbey, Vice President, General Manager, Package Inspection Systems Division	3,000	8.3%	5.84	11/6/2013
Richard B. Martin, Director of Purchasing and Production	2,000	5.5%	5.84	11/6/2013
Francois Leroy, Vice President, Sales and Marketing, Undersea Systems Division	3,000	8.3%	5.84	11/6/2013

The following table sets forth information concerning stock options during the Company’s fiscal year ended September 30, 2004 held by the executive officers named in the table above and the number and value of shares underlying those stock options at that date.

Name and Principal Position	Shares Acquired on Exercise	Value Realized	Number of Unexercised Securities Underlying Options At Fiscal Year End		Value of Unexercised In-the-Money Options At Fiscal Year End(1)
Ronald L. Marsiglio, President and Chief Executive Officer	— —	— —	86,250 38,750	(2) (3)	$625,487 281,663
Francis E. Dunne, Jr., Vice President, Chief Financial Officer and Treasurer	— —	— —	36,000 14,000	(2) (3)	124,250 105,820
James R. Kearbey, Vice President, General Manager, Package Inspection Systems Division	— —	—	16,625 11,125	(2) (3)	99,274 83,101
Richard B. Martin Director of Purchasing and Production	— —	— —	2,250 6,750	(2) (3)	16,242 48,048
Francois Leroy Vice President, Sales and Marketing, Undersea Systems Division	— —	— —	3,750 14,250	(2) (3)	35,925 126,945

(1)	Based upon the difference between the option exercise price and the closing price of the Company’s Common Stock on the Nasdaq SmallCap Market on September 30, 2004.
(2)	Shares underlying options exercisable as of September 30, 2004.
(3)	Shares underlying options not exercisable as of September 30, 2004.

Equity Compensation Plan Information

The following table provides information about securities authorized for issuance under the Company’s equity compensation plans as of September 30, 2004:

	(a)		(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders(1)	407,525	(2)	$6.65	79,375	(3)

Equity compensation plans not approved by security holders (4)	—		—	—

TOTAL:	407,525		$6.65	79.375

(1)	Consists of the following equity compensation plans: Benthos, Inc. 1990 Stock Option Plan, 1998 Non-Employee Directors Stock Option Plan, and 2000 Stock Incentive Plan.
(2)	Consists of 46,000 shares subject to outstanding options under the 1990 Stock Option Plan, 118,500 shares subject to outstanding options under the 1998 Non-Employee Directors Stock Option Plan, and 243,025 shares subject to outstanding options under the 2000 Stock Incentive Plan.
(3)	Exclusive of securities reflected in column (a). Consists of 31,500 shares subject to future issuance under the 1998 Non-Employee Directors Stock Option Plan, and 47,875 shares subject to future issuance under the 2000 Stock Incentive Plan.

Directors’ Compensation

Under the compensation policy adopted by the Board of Directors, each non-employee director will receive a fee of $8,000 per year plus $1,000 for each directors’ meeting attended and reimbursement for reasonable travel and other expenses when incurred. Each committee chairman will receive an additional fee of $2,000 per year, and each committee member (including the chairman) will receive a fee of $1,000 for each committee meeting attended. Stephen D. Fantone also receives additional compensation of $36,000 per year for his services as Chairman of the Board of Directors. Non-employee directors are also eligible to receive stock options under the Company’s 1998 Non-Employee Directors’ Stock Option Plan. All directors of the Company are expected to attend the annual meeting of stockholders without additional compensation. All directors attended the 2004 annual meeting.

Employment Contracts

Samuel O. Raymond. In 1990, the Company entered into an employment agreement with Samuel O. Raymond. Under this agreement, as amended, Mr. Raymond will be employed as the Director of Research of the Company at a salary of $72,000 per year and will serve as the Chairman Emeritus of the Board of Directors for as long as he is elected to that position. This agreement commenced on August 1, 1990 and will expire on July 31, 2005. After the expiration of the initial term, the agreement will automatically be renewed annually as of August 1, 2005 and each August 1 thereafter, unless the Company shall give notice to the contrary at least 90 days prior to the renewal date. The agreement also provides that if a change in control of the Company should occur during the last five years of the initial term of the agreement, Mr. Raymond is entitled to receive $199,636 from the Company. The Company also agreed, as part of a 1996 amendment to this agreement, to pay the premiums on a $1,500,000 life insurance policy on Mr. Raymond’s life under a split-dollar plan. Because of the uncertainty created by the provisions of the Sarbanes-Oxley Act of 2002 prohibiting certain loans to directors, the Company and Mr. Raymond agreed that the Company would freeze the insurance arrangement and would not pay any further premiums thereunder until the legal issues were resolved by modifying the agreement in a mutually satisfactory manner. For a period of seven months commencing in January 2003, the Company paid additional compensation to Mr. Raymond of approximately $3,900 a month and Mr. Raymond was responsible for paying $2,622 per month to maintain the value of the policy and keep the insurance in place until resolution of this matter. On July 24, 2003, Mr. Raymond and the Company entered into an agreement pursuant to which the insurance policy was sold to a third party in exchange for $563,000, of which $457,562 was paid to the Company and $105,437 to Mr. Raymond’s life insurance trust. The Company and Mr. Raymond subsequently executed an amendment to Mr. Raymond’s employment agreement deleting the split-dollar life insurance provisions.

Ronald L. Marsiglio. On January 19, 2005, the Company entered into an amended and restated employment agreement with Ronald L. Marsiglio, effective October 1, 2004, pursuant to which Mr. Marsiglio agrees to serve as President and Chief Executive Officer of the Company for an initial two-year period expiring September 30, 2006. Thereafter, said term will be automatically extended for consecutive two year terms unless either the Company or Mr. Marsiglio provides the other with six months written notice prior to the expiration of the initial term or any extended term. The agreement provides for a base salary of $250,000 per year, subject to increase by the Compensation Committee of the Board of Directors. Mr. Marsiglio’s base salary was increased to $260,000 effective January 1, 2005. During fiscal year 2005, Mr. Marsiglio will be eligible to earn an incentive bonus of up to 110% of his base salary in accordance with the Company’s 2005 Incentive Compensation Matrix described below. In the event that the Company terminates his employment other than for cause, disability or death, Mr. Marsiglio will be entitled to receive severance benefits equal to one year’s base salary. If a Change of Control occurs, and within one year thereafter the Company terminates Mr. Marsiglio’s employment other than for cause, materially and adversely reduces his duties, requires him to relocate more than 50 miles from the present facility of the Company, or materially and adversely reduces his base salary or the benefits under any incentive compensation plan, the Company shall pay him one year’s base salary plus any earned and unpaid incentive compensation earned in a fiscal year prior to the fiscal year of termination. A Change of Control means (i) a merger, reorganization or consolidation of the Company with another entity or the sale of all or substantially all of the assets of the Company, unless 50% or more of the voting power of the securities of the acquiring entity is owned by the stockholders of the Company immediately prior to the transaction, or (ii) a sale or transfer of more than 50% of the common stock of the Company to a person or persons not controlled, directly or indirectly, by the Company.

Francis E. Dunne, Jr. On January 19, 2005, the Company entered into an amended and restated employment agreement with Francis E. Dunne, Jr., effective October 1, 2004, pursuant to which Mr. Dunne agrees to serve as Vice President, Treasurer and Chief Financial Officer of the Company for an initial two-year period expiring September 30, 2006. Thereafter, said term will be automatically extended for consecutive two year terms unless either the Company or Mr. Dunne provides the other with six months written notice prior to the expiration of the initial term or any extended term. The agreement provides for a base salary of $170,000 per year, subject to increase by the Compensation Committee of the Board of Directors. Mr. Dunne’s base salary was increased to $175,000 effective January 1, 2005. During fiscal year 2005, Mr. Dunne will be eligible to earn an incentive bonus of up to 40% of his base salary in accordance with the Company’s 2005 Incentive Compensation Matrix described below. In the event that the Company terminates his employment other than for cause, disability or death, Mr. Dunne will be entitled to receive severance benefits equal to one year’s base salary. If a Change of Control occurs, and within one year thereafter the Company terminates Mr. Dunne’s employment other than for cause, materially and adversely reduces his duties, requires him to relocate more than 50 miles from the present facility of the Company, or materially and adversely reduces his base salary or the benefits under any incentive compensation plan, the Company shall pay him one year’s base salary plus any earned and unpaid incentive compensation earned in a fiscal year prior to the fiscal year of termination. A Change of Control means (i) a merger, reorganization or consolidation of the Company with another entity or the sale of all or substantially all of the assets of the Company, unless 50% or more of the voting power of the securities of the acquiring entity is owned by the stockholders of the Company immediately prior to the transaction, or (ii) a sale or transfer of more than 50% of the common stock of the Company to a person or persons not controlled, directly or indirectly, by the Company.

James R. Kearbey. On January 19, 2005, the Company entered into an amended and restated employment agreement with James R. Kearbey, effective January 1, 2005, pursuant to which Mr. Kearbey agrees to serve as a Vice President of the Company for an initial two-year period expiring December 31, 2006. Thereafter, said term will be automatically extended for consecutive two year terms unless either the Company or Mr. Kearbey provides the other with 180 days written notice prior to the expiration of the initial term or any extended term. The agreement provides for a base salary of $140,000 per year, subject to increase by the Company. During fiscal year 2005, Mr. Kearbey will be eligible to earn an incentive bonus of up to 50% of his base salary in accordance with the Company’s 2005 Incentive Compensation Matrix described below. In the event that the Company terminates his employment other than for cause, disability or death, Mr. Kearbey will be entitled to receive severance benefits equal to six months’ base salary. If a Change of Control occurs, and within one year thereafter the Company terminates Mr. Kearbey’s employment other than for cause, the Company shall pay him six months’ base salary. A Change of Control means (i) a merger, reorganization or consolidation of the Company with another entity or the sale of all or substantially all of the assets of the Company, unless 50% or more of the voting power of the securities of the acquiring entity is owned by the stockholders of the Company immediately prior to the transaction, or (ii) a sale or transfer of more than 50% of the common stock of the Company to a person or persons not controlled, directly or indirectly, by the Company.

Francois Leroy. On January 19, 2005, the Company entered into an employment agreement with Francois Leroy, effective January 1, 2005, pursuant to which Mr. Leroy agrees to serve as a Vice President of the Company for an initial two-year period expiring December 31, 2006. Thereafter, said term will be automatically extended for consecutive two year terms unless either the Company or Mr. Leroy provides the other with 180 days written notice prior to the expiration of the initial term or any extended term. The agreement provides for a base salary of $145,000 per year, subject to increase by the Company. During fiscal year 2005, Mr. Leroy will be eligible to earn an incentive bonus of up to 50% of his base salary in accordance with the Company’s 2005 Incentive Compensation Matrix described below. In the event that the Company terminates his employment other than for cause, disability or death, Mr. Leroy will be entitled to receive severance benefits equal to six months’ base salary. If a Change of Control occurs, and within one year thereafter the Company terminates Mr. Leroy’s employment other than for cause, the Company shall pay him six months’ base salary. A Change of Control means (i) a merger, reorganization or consolidation of the Company with another entity or the sale of all or substantially all of the assets of the Company, unless 50% or more of the voting power of the securities of the acquiring entity is owned by the stockholders of the Company immediately prior to the transaction, or (ii) a sale or transfer of more than 50% of the common stock of the Company to a person or persons not controlled, directly or indirectly, by the Company.

2005 Incentive Compensation Matrix. On January 18, 2005, the Compensation Committee of the Company’s Board of Directors approved the Benthos, Inc. Fiscal Year 2005 Incentive Compensation Matrix, which provides for incentive compensation for specified employees of the Company, including the four executive officers named above. The matrix provides for payment of incentive compensation for all of the specified employees equal to a percentage of the employee’s base compensation for the 2005 fiscal year, varying from 5% to 110% based upon the Company’s pre-tax profit for the fiscal year. In addition, the percentage of base compensation payable as incentive compensation to Mr. Kearbey and Mr. Leroy will also depend on the operating results of the Company’s Package Inspection Systems and Undersea Systems Divisions, respectively.

CERTAIN TRANSACTIONS

On July 29, 1997, the Company entered into a License Agreement with a corporation wholly-owned by Dr. Stephen D. Fantone, Chairman of the Board of Directors of the Company, with respect to the concept of utilizing optical technology, for which Dr. Fantone’s corporation possesses technical expertise, for application to certain products currently under development by the Company. Under the agreement, the Company has paid the development costs to Dr. Fantone’s corporation. During the fiscal year ended September 30, 2002, the Company elected to discontinue payment of the minimum annual royalty under this agreement. As a consequence, the

Company’s rights under this license were converted from exclusive rights to nonexclusive rights, effective as of November 30, 2002. The proprietary rights to the technology will continue to be owned by Dr. Fantone’s corporation, and the Company will have a nonexclusive right to the use of the technology in certain specified fields of use upon the terms and conditions set forth in the agreement. The Company’s policy with respect to business relationships with officers, directors, or affiliates is that any such relationships must be fully disclosed to the Board of Directors and must be upon terms not less favorable to the Company than those available from third parties dealing at arm’s length. The Company conducts a review of all related party transactions on an ongoing basis and utilizes the Audit Committee for the review of potential conflict of interest situations where appropriate.

ELECTION OF DIRECTORS

The Board of Directors of the Company is classified into three classes, each of which consists of two directors. One class of directors is elected each year for a term of three years. The terms of the Class III directors, Samuel O. Raymond and Arthur L. Fatum, expire at the 2005 stockholders meeting. The Board of Directors has nominated Messrs. Raymond and Fatum to continue to serve as Class III directors for a term expiring at the 2008 annual meeting.

Unless otherwise specified therein, shares represented by the enclosed proxy will be voted at the stockholders meeting to elect Messrs. Raymond and Fatum as Class III directors for a three-year term until the 2008 annual meeting of stockholders and until their successors shall be duly elected. In the event that either Mr. Raymond or Mr. Fatum is unable to stand for election (which event is not now contemplated), the holders of the enclosed proxy will vote for the election of a nominee or nominees acceptable to the remaining members of the Company’s Board of Directors.

The Board of Directors recommends that stockholders vote “FOR” the proposal to elect Mr. Raymond and Mr. Fatum as directors.

APPROVAL OF AUDITORS

The Board of Directors, upon the recommendation of the Audit Committee, has appointed BDO Seidman, LLP as the independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for the fiscal year ending September 30, 2005. In taking this action, the members of the Board of Directors and the Audit Committee carefully considered BDO Seidman, LLP’s performance for the Company in that capacity since it was originally retained in 2002, its independence with respect to the services to be performed and its capabilities in the fields of accounting and auditing. Representatives of BDO Seidman, LLP will be present at the stockholders meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to answer appropriate questions from stockholders.

The Board of Directors, after consideration of the recommendation of the Audit Committee, may in its discretion change the appointment of auditors at any time if it determines that such change would be in the best interest of the Company and its stockholders.

The Board of Directors recommends that stockholders vote “FOR” the proposal to approve the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm.

OTHER MATTERS COMING BEFORE THE MEETING

As of the date of this Proxy Statement, management does not know of any matters to be presented to the meeting other than the matters set forth in the attached Notice of Annual Meeting of Stockholders. If any other matters properly come before the meeting, the persons named in the enclosed proxy will vote thereon according to their best judgment.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of those reports are to be furnished to the Company.

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company under Rule 16a-3(e) during the fiscal year ended September 30, 2004, no director, officer, or beneficial owner of more than 10% of the Company’s equity securities failed to file on a timely basis, any reports required by Section 16(a) of the Securities Exchange Act of 1934.

STOCKHOLDER PROPOSALS

Under the By-laws of the Company, written notice to the Secretary stating the business to be brought by stockholders before an annual meeting of stockholders or a special meeting in lieu of the annual meeting shall be given sixty days prior to the anniversary date of the immediately preceding annual meeting and within ten days of the written notice of any special meeting of stockholders not in lieu of the annual meeting. Similar written notice to the Secretary stating stockholder nominations for the election of directors, other than those recommended by the Board of Directors, shall be given sixty days prior to the anniversary date of the immediately preceding annual meeting of stockholders and within ten days of the written notice of any special meeting of stockholders to elect directors. Proposals which stockholders intend to present at the 2006 annual meeting must be received by the Company for inclusion in the Company’s proxy statement and form of proxy relating to that meeting no later than January 7, 2006.

OTHER MATTERS

The Company’s Board of Directors has adopted a Code of Ethics for Senior Financial Officers applicable to its senior financial officers, including the chief executive officer and chief financial officer, principal accounting officer or controller, or persons performing similar functions. The Company’s Code of Ethics for Senior Financial Officers is available on the Company’s website at www.benthos.com. The Company intends to post information on its website regarding any amendment to, or waiver from, a provision of the Code of Ethics for Senior Financial Officers.

THE COMPANY FILES AN ANNUAL REPORT WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB WHICH INCLUDES ADDITIONAL INFORMATION ABOUT THE COMPANY. A COPY OF THE FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS, MAY BE OBTAINED WITHOUT CHARGE, AND COPIES OF THE EXHIBITS WHICH ARE LISTED THEREIN WILL BE FURNISHED UPON PAYMENT OF THE COMPANY’S COSTS OF REPRODUCTION AND MAILING OF SUCH EXHIBITS. ALL SUCH REQUESTS SHOULD BE DIRECTED TO FRANCIS E. DUNNE, JR., CHIEF FINANCIAL OFFICER, BENTHOS, INC., 49 EDGERTON DRIVE, NORTH FALMOUTH, MASSACHUSETTS 02556 (TEL: 508-563-1000).

By Order of the Board of Directors

John T. Lynch, Secretary

North Falmouth, Massachusetts

February 4, 2005

APPENDIX A

BENTHOS, INC.

AUDIT COMMITTEE CHARTER

I.	PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public, the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation’s auditing, accounting, and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures, and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control systems.

Review and appraise the audit efforts of the Corporation’s independent accountants. In that regard, the Corporation’s independent accountants are ultimately accountable to the Board of Directors and the Audit Committee.

Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

Provide in the annual Proxy Statement a report of the Committee’s findings that result from its financial reporting oversight responsibilities.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.	COMPOSITION

The Audit Committee shall be comprised of at least three directors as determined by the Board, each of whom shall be an independent director in accordance with published SEC and NASD requirements, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices. At least one member must have accounting or related financial management experience.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until the next annual meeting or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.	MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet, at least annually, with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately.

IV.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Audit Committee shall:

Documents/Reports Review

1.	Review and update this Charter periodically, at least annually, as conditions dictate.

2.	Review the Corporation’s annual financial statements.

3.	Review Forms 10-KSB and 10-QSB prior to their filing and discuss significant problems and material disputes between financial management and the independent accountants, if any.

Independent Accountants

4.	Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants.

5.	Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

6.	Quarterly, consult with the independent accountants, out of the presence of management, about internal controls and the fullness and accuracy of the Corporation’s financial statements.

7.	Obtain from the independent accountants a formal written statement regarding relationships and sources which may affect objectivity and independence.

8.	Discuss any relevant matters regarding independence with the independent accountants.

9.	Recommend that the full Board take action to address the independence of the independent accountants.

Financial Reporting Processes

10.	In consultation with the independent accountants, review the integrity of the Corporation’s financial reporting processes, both internal and external.

11.	Consider the independent accountants’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

12.	Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent accountants or management.

Process Improvement

13.	Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

14.	Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

15.	Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

16.	Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

A-2

Ethical and Legal Compliance

17.	Establish, review, and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

18.	Review management’s monitoring of the Corporation’s compliance with the Corporation’s Ethical Code, and ensure that management has the proper review system in place to ensure that the Corporation’s financial statements, reports, and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

19.	Review with the corporation’s counsel legal compliance matters including corporate securities trading policies.

20.	Review with the corporation’s counsel any legal matter that could have a significant impact on the corporation’s financial statements.

21.	Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

A-3

BENTHOS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Annual Meeting of Stockholders

to be held on March 7, 2005

The undersigned holder of Common Stock of BENTHOS, INC. (the “Corporation”) acknowledges receipt of the Notice of the Annual Meeting of Stockholders dated February 4, 2005 and the accompanying Proxy Statement and hereby appoints Ronald L. Marsiglio, Francis E. Dunne, Jr. and John T. Lynch and each of them, proxies, agents and attorneys-in-fact of the undersigned (with full power of substitution) to attend the above stockholders meeting and all adjournments thereof (the “Meeting”) and there to vote all shares of Common Stock of the Corporation that the undersigned would be entitled to vote, if personally present, in regard to all matters which may come before the Meeting, ratifying and confirming all that said proxies or their substitutes may lawfully do in place of the undersigned as indicated on the reverse hereof.

IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE.

☒ Please mark your vote as in this example.

			FOR	AGAINST	ABSTAIN
1. To elect as Class III directors of the Company:		2. To approve BDO Seidman, LLP as the independent registered public accounting firm of the Company for the 2005 fiscal year.	☐	☐	☐

☐ FOR ALL NOMINEES	Samuel O. Raymond and Arthur L. Fatum	The undersigned hereby confers upon the Proxies and each of them, discretionary authority with respect to other matters properly presented for consideration at the Meeting.

☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE FOR THE ELECTION OF THE LISTED NOMINEES AND FOR PROPOSAL 2 IDENTIFIED ABOVE.

INSTRUCTIONS:	To withhold authority to vote for election of one of the two nominees listed above, mark FOR above and cross out the name of the person as to whom authority is withheld.

Dated: , 2005

IF HELD JOINTLY

Note:   For shares held jointly, each joint owner should personally sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.